UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2006
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.
Lease Amendment
On May 18, 2006, we entered into a First Amendment to Lease (the “Amendment”) with The Irvine Company LLC relating to our principal executive offices at 201 Technology Drive, Irvine, California, which consist of approximately 28,000 square feet. Our current lease expires on March 31, 2007. The Amendment extends the term of the lease to March 31, 2010. In addition, among other things, the Amendment reduces the price per square foot from the current monthly charge of $1.45 per square foot to $1.20 per square foot in the first year of the extension period, $1.25 per square foot in the second year of the extension period and $1.30 per square foot in the third year of the extension period.
Employee Deferred Stock Unit Program
On May 18, 2006, our Board of Directors adopted an Employee Deferred Stock Unit Program. The purposes of the Program are to: (i) enable us to conserve cash that otherwise would be used to make payments under our Management Incentive Compensation Program (MICP); and (ii) enable eligible employees to obtain equity on a tax-deferred basis, with the benefit of a possible additional “premium percentage,” as described below.
Elections to participate in the Program will be made on an annual basis. A participating employee will receive a percentage (minimum of 25% and maximum of 100%) of the employee’s MICP award for the relevant year in the form of deferred stock units (DSUs). Participating employees will select the percentage at the time of electing to participate in the Program for the relevant MICP year. For 2006, the election deadline is June 17, 2006. In each future year, our Compensation Committee or Board of Directors will determine the election deadline applicable to such year.
Each DSU represents the right to receive one share of our common stock in the future on the DSU “payout date,” subject to vesting requirements, as described below.
Our Compensation Committee or Board of Directors will grant DSUs to participating employees after the end of the applicable election period. Based on the closing stock price on the date that the DSUs are granted, each participating employee will be granted DSUs equal in value to the portion of the employee’s MICP target amount that the employee has elected to receive in the form of DSUs, plus an additional “premium percentage” intended to encourage participation in the Program. Our Compensation Committee or Board of Directors will determine the premium percentage (if any) annually. For 2006, our Board of Directors has approved a premium percentage of 20%.
All or a portion of the DSUs granted to a participating employee will vest based on the employee’s percentage achievement under the MICP for the applicable year, as determined by the Compensation Committee in the first quarter of the following year. We may permit the employee’s share of any taxes resulting from vesting to be paid by reducing the number of vested DSUs.
Ultimately, each employee’s vested DSUs will be “paid out” to the employee through the issuance to the employee of a corresponding number of shares of our common stock. At the time of making an annual election to participate in the Program, the employee selects as the “payout date” one of the following three options: (i) a predetermined date at least two years after the applicable election deadline (the date would be specified by the employee in the employee’s election form); (ii) the termination of the employee’s employment; or (iii) the earlier of (i) or (ii); provided, however, that if the termination of the employee’s employment occurs earlier than two years after the applicable election deadline, then any issuance of shares that would otherwise be triggered by such termination will be deferred until the date that is two years after the applicable election deadline. In any event, the “payout date” would be accelerated in the case of a change of control of the company or the employee’s death. We may permit the employee’s share of any taxes resulting from the share issuance to be paid by reducing the number of shares issued.
The foregoing description of the Employee Deferred Stock Unit Program is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference herein.

Non-Employee Director Deferred Stock Unit Program
On May 18, 2006, our Board of Directors adopted a Non-Employee Director Deferred Stock Unit Program. The purposes of the Program are to: (i) enable us to conserve cash that otherwise would be used to pay retainers and meeting fees to our non-employee directors; and (ii) enable non-employee directors to obtain equity on a tax-deferred basis.
Elections to participate in the Program will be made on an annual basis. A participating director will receive a percentage (minimum of 25% and maximum of 100%) of the director’s retainers and meeting fees for the relevant year in the form of DSUs. Participating directors will select the percentage at the time of electing to participate in the Program for the relevant year. For 2006, the election deadline is June 17, 2006. Elections made for 2006 will apply to retainers and meeting fees earned in the final two quarters of 2006. The election deadline applicable to future years will be December 31 of the immediately preceding year.
Each DSU represents the right to receive one share of our common stock in the future on the DSU “payout date,” as described below.
On the fifth trading day of each calendar quarter, each participating director will be granted fully vested DSUs equal in value to the amount of retainers and meeting fees earned for the immediately preceding quarter, based on the closing stock price on the date of grant.
Ultimately, each director’s DSUs will be “paid out” to the director through the issuance to the director of a corresponding number of shares of our common stock. At the time of making an annual election to participate in the Program, the director selects as the “payout date” one of the following three options: (i) a predetermined date at least two years after the applicable election deadline (the date would be specified by the director in the director’s election form); (ii) the termination of the director’s service; or (iii) the earlier of (i) or (ii); provided, however, that if the termination of the director’s service occurs earlier than two years after the applicable election deadline, then any issuance of shares that would otherwise be triggered by such termination will be deferred until the date that is two years after the applicable election deadline. In any event, the “payout date” would be accelerated in the case of a change of control of the company or the director’s death. The director may elect to have a portion (up to 50%) of his DSUs settled in cash (rather than stock) to enable the director to pay taxes resulting from the share issuance.
The foregoing description of the Non-Employee Director Deferred Stock Unit Program is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.2 to this report and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Employee Deferred Stock Unit Program, effective as of May 18, 2006.

10.2	Non-Employee Director Deferred Stock Unit Program, effective as of May 18, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
May 22, 2006	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employee Deferred Stock Unit Program, effective as of May 18, 2006.
10.2	Non-Employee Director Deferred Stock Unit Program, effective as of May 18, 2006.

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